Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the shares of common stock of Desert Gateway, Inc. dated the date hereof, is, and any amendments thereto signed by the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: December 20, 2012

MSMB CAPITAL MANAGEMENT LLC

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB CAPITAL MANAGEMENT LP
By MSMB Capital Management LLC, its general partner

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE LP
By MSMB Healthcare Investors LLC, its general partner

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE INVESTORS LLC

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

MSMB HEALTHCARE MANAGEMENT LLC

/s/ Martin Shkreli
Name: Martin Shkreli
Title: Managing Member

/s/ Martin Shkreli
Martin Shkreli